EXHIBIT 5 Form of Application for Contract(s) Listed in Exhibit 4 (Form N-4)

AIM LIFETIME PLUS II VARIABLE ANNUITY
Issued by: Glenbrook Life and Annuity Company - PO Box 94039 - Palatine, IL 60049-4039 Telephone #800-776-6978 FAX 847-402-9543
Mail Check (payable to) and application to: Glenbrook Life and Annuity Company PO Box 227317 Dallas, TX 75222-7317
Send overnight mail to: Glenbrook Life and Annuity Company - 8711 North Freeport Parkway Irving, TX 75063
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1.  Owner(s) Name______________________ __ M __ F Birthdate ___/____/__
    Address________________________________________________________________
    Soc. Sec. No._____________________ Phone No._______________________
    Name_____________________________  __M __ F  Birthdate____/_____/___
    Address______________________________________________________________
    Soc. Sec. No. _____________________Phone No. ______________________
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2. Annuitant Name_______________________ __M __ F  Birthdate ___/____/__
(Leave Blank if   Address_____________________________________________________
Same as Owner)    Soc. Sec. No.________________ Relationship to Owner__________
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3. Beneficiary(ies)
   Name___________________ Relationship to Owner________   Percentage_________
   Name___________________ Relationship to Owner________   Percentage_________
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4.Purchase Payment/Plan Options      Choose One of the Following:
                                     Initial Purchase Payment $___________
   __   Base Contract, No Rider; or
   __   Enhanced Death Benefit Rider; or
   __   Enhanced Death and Income Benefit Combination Rider
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
Please allocate the above amount in $ or % (circle one)          Fixed Account
to the Investment Alternatives specified below:                  (if available)
                                                                 1 Year Guarantee Period   ____
AIM V.I. Funds*                 Government Securities Fund ___   3 Year Guarantee Period   ____
Aggressive Growth Fund    ___   Growth Fund                ___   5 Year Guarantee Period   ____
Balanced Fund             ___   Growth and Income Fund     ___   7 Year Guarantee Period   ____
Capital Appreciation Fund ___   High Yield Fund            ___   10 Year Guarantee Period   ____
Capital Development Fund  ___   International Equity Fund  ___   DCA Account               ____
Diversified Income Fund   ___   Money Market Fund          ___   (Please allocate DCA below)
Global Utilities Fund     ___   Value Fund                 ___   TOTAL                     100%

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Dollar Cost Averaging Fixed Account (1 Year)
Money will be transferred in equal monthly installments for ___(1 - 12) months.
Please  Allocate  the DCA  Account
Amount to the  Investment
Alternatives Specified
Below:

AIM V.I. Funds*
Aggressive Growth Fund       _____%    Government Securities Fund_____%         Value Fund     ____%
Balanced Fund                _____%    Growth Fund               _____%
Capital Appreciation Fund    _____%    Growth and Income Fund    _____%         TOTAL           100%
Capital Development Fund     _____%    High Yield Fund           _____%
Diversified Income Fund      _____%    International Equity Fund _____%
Global Utilities Fund        _____%    Money Market Fund         _____%

*Certain AIM V.I. Funds may not be available at the time of purchase.

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5. Replacement Information

Will this annuity replace or change any existing annuity or life insurance?
                                                               ____Yes _____No
(If Yes, complete the following):
Company__________________ Policy No. ______________
Cost Basis Amount_____________     Policy Date _____________

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6. Tax Qualified Plan                  ______Yes        _______No
(If yes, complete the following).
____Custodial IRA                   _____Roth IRA    ________IRA Rollover
____IRA/Year of Contribution        _____IRA Transfer ________Other
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GLMR69

7.  Signature(s)

I understand that if Glenbrook Life and Annuity Company ("Glenbrook") declines this application, Glenbrook will have no liability except to return the purchase payments.

I understand that any distribution from the Fixed Account prior to the end of a Guarantee Period may be subject to a Market Value Adjustment which may be negative or positive. I understand that annuity values and income payments based on the investment experience of the Investment Alternatives underlying the separate account are variable and are not guaranteed as to dollar amount. I have
received  the  current   prospectus  for  this  variable   annuity.

Signed  at____________(city)_______________(state) Date ______/__________/______


Owner(s)________________________________________________________________________
Fax   Number   ______________________   E-mail   Address   _____________________
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8. AGENT USE ONLY

Will the annuity applied for replace or change any existing annuity or life insurance? _________Yes ______________No

Agent Name (please print)____________________Phone No. _______________
Agent Signature ___________________________ Soc. Sec. No. ________________
Fax Number ____________________________     E-mail Address_______________
Agent GA No. (Joint Business)________________ FL License No. _______________
Client's B/D Acct. No. _______________________ B/D Name  __________________
Designation:      _______A          __________B

Note: Please be advised that a firm designation may override an individual agent
designation.   If  no  designation  is  given,  "A"  will  be  the  designation.
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The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below.
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1. For  applicants  in Arkansas,  Kentucky, Ohio and Pennsylvania

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act , which is a crime and subjects such person to criminal and civil penalties

  ___________________________                          Date _______________
    (Applicant's Signature)
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2. For applicants in Florida

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

  ___________________________                          Date _______________
    (Applicant's Signature)
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3. For applicants in New Jersey

Any person who includes any false or misleading information on an application for an insurance policy is guilty of a felony of the third degree.

  ___________________________                          Date _______________
     (Applicant's Signature)
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4.  For applicants in Colorado

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.


  ___________________________                          Date _______________
     (Applicant's Signature)
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GLMR69